AgroFresh Solutions Reports First Quarter 2016 Results

•	First quarter 2016 Sales of $28.4 million, down from first-quarter 2015 sales

•	SmartFresh™ penetration gains and a successful Harvista™ launch in Argentina were more than offset by lower volumes from adverse weather conditions and some shift in sales to the second quarter

•	First quarter 2016 operating cash flow of $10 million

•	First half sales guidance range of $45 million to $48 million, outperforming the low double-digit percentage decrease in the estimated Southern Hemisphere apple crop size

•	Full year Adjusted EBITDA(1) guidance of $90 million to $100 million confirmed

•	Major AgroFresh shareholders, Dow and Boulevard Acquisition Sponsor, LLC, agree to extend their lock-ups until year end 2017

May 10, 2016 -- AgroFresh Solutions, Inc. (“AgroFresh” or the “Company”) (NASDAQ: AGFS), a global leader in produce freshness solutions, announced financial results for the first quarter ended March 31, 2016. AgroFresh became a stand-alone company upon the closing of a transaction with The Dow Chemical Company (“Dow”) on July 31, 2015 (the “Business Combination”). AgroFresh is in the business of preserving and enhancing the quality and freshness of food, reducing food waste and improving productivity.

Stephen Trevor, Member of the Board of Directors of AgroFresh and Office of the Chair, said, “A delayed season harvest and an estimated low double-digit percentage decline in the Southern Hemisphere apple crop size affected our reported sales in the first quarter despite penetration gains with SmartFresh™ and a successful launch of Harvista™ in Argentina. We expect first-half sales to be roughly one-quarter of sales for the full year, and within the band needed to meet our full-year guidance,” Mr. Trevor added. “Once we factor in penetration gains and new product launches, a more normalized forecast for the Northern Hemisphere apple crop, and significant cost reduction efforts, we remain comfortable with our previously stated full-year guidance.”

Margo Loebl, Executive Vice President and Chief Financial Officer, commented, “We have actions already well under way to aggressively streamline our cost structure as we continue our transition to a standalone company, including eliminating non-recurring costs. As we reduce the burden of these non-recurring costs by year-end, it will have a direct effect on improving cash flow.” Ms. Loebl added, “Despite the year-over-year revenue decline in the first quarter, we generated $10 million of operating cash flow to support our current capital structure and funding requirements.”

Nance Dicciani, Chair of the Board of Directors of AgroFresh added, “We are focused on driving operating and financial discipline in our business, and working with urgency to strengthen the AgroFresh franchise through expansion of our product and geographic reach as well as exploration of value creating M&A opportunities. As we look at the balance of 2016, based on our competitive footprint, we are confident in our 2016 guidance. We’re committed to generating long-term, sustainable value for our shareholders through investments in our core franchise and developing a diversified portfolio of solutions that positions our business for competitive growth.”

(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA, and the tables at the end of this press release for a reconciliation of GAAP results to this non-GAAP financial measure.

The Company also announced today that its two largest stockholders, Dow and Boulevard Acquisition Sponsor, LLC, have agreed to extend their existing lock-up agreements, which would have expired on July 31, 2016, through December 31, 2017.

First Quarter 2016 Results

Sales for the first quarter of 2016 were $28.4 million, a decline of 13% from the prior year period. The decrease was primarily attributable to unfavorable weather conditions in Brazil and Argentina and a shift in timing of sales from the first quarter to the second quarter in Chile and New Zealand, partially offset by greater penetration of the Company’s market leading SmartFresh™.

The Company successfully launched Harvista™ pre-harvest technology in Argentina, which also helped to mitigate the decline in sales.

Cost of sales for the first quarter of 2016 was $23.8 million, or $5.2 million excluding the amortization of a non-cash inventory step-up adjustment of $18.5 million and severance costs included in cost of sales of $0.1 million, resulting in an adjusted gross profit margin of 82 percent.

SG&A expenses for the first quarter of 2016 were $19.7 million, which include $2.3 million of severance and related costs primarily for the separation of former executives and $6.1 million of non-recurring expenses, including professional service costs to establish corporate governance and back office infrastructure. R&D expenses for the first quarter of 2016 were $4.4 million, reflecting investment in growth initiatives.

Adjusted EBITDA was $8.5 million for the first quarter of 2016 compared to Adjusted EBITDA of $18.4 million in the prior year period. The year-over-year decline is attributable to lower sales and increased costs to support the Company’s stand-alone infrastructure associated with being an independent stand-alone company and the cost of being a public company.

Balance Sheet and Cash Flow

The balance sheet as of March 31, 2016 reflects long-term debt of $405.7 million and short-term debt of $4.3 million associated with the financing of the Business Combination.

The Company generated $10.0 million of operating cash flow in the first quarter of 2016. At March 31, 2016, the ending cash position for the Company was $65.0 million.

2016 Business Outlook

In line with its previous guidance, the Company expects Sales for full year 2016 to increase 5 percent to 12 percent year-over-year, to a range of $172 million to $184 million, and expects full year Adjusted EBITDA to range from $90 million to $100 million. The Company also expects Sales for the first half of 2016 to be in the range of $45 million to $48 million, and first half adjusted EBITDA to be in the range of $9 million to $12 million.

Conference Call

The Company will conduct a conference call to discuss its first quarter 2016 results at 8:30 a.m. Eastern Time on May 10, 2016. To access the call, please dial (866) 394-6869 from the U.S. or (661) 378-9835 from outside the U.S. The conference call I.D. number is 6521635. The call will also be available as a live webcast with an accompanying slide presentation, which can be accessed on the “Events & Presentation” tab of the Investor Relations section of the Company’s website, www.agrofresh.com. All participants should call or access the website approximately 10 minutes before the conference call begins.

A telephonic replay of this conference call will also be available by dialing (800) 585-8367 (US) and (404) 537-3406 (International) from 11:30 am ET on May 10, 2016 until 11:59 pm ET on May 24, 2016.

Basis for Presentation

As a result of the Business Combination, the Company was identified as the acquirer for accounting purposes, and the AgroFresh Business, which is the business conducted prior to the closing of the Business Combination by Dow through a combination of wholly-owned subsidiaries and operations of Dow, including through AgroFresh Inc. in the United States, is the acquiree and accounting Predecessor for periods prior to July 31, 2015 (the “Closing Date”). Where we discuss results for the period ended March 31, 2015, we are referring to the results of the Predecessor. On the Closing Date, the Company, which was formerly named Boulevard Acquisition Corp., was re-named AgroFresh Solutions, Inc. and is the “Successor” for periods after the Closing Date, which includes consolidation of the AgroFresh Business subsequent to the Closing Date. The acquisition was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the financial statements for the Predecessor period and for the Successor period are presented on a different basis. The historical financial information of Boulevard Acquisition Corp. prior to the Business Combination has not been reflected in the Predecessor period financial statements as those amounts are not considered to be material.

Non-GAAP Financial Measures

This press release contains certain financial measures, in particular Adjusted EBITDA, which are not presented in accordance with GAAP. These non-GAAP financial measures are being presented because the Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance. Management believes that these measures enhance a reader’s understanding of the financial performance of the Company, are more indicative of operating performance of the Company, and facilitate a better comparison among fiscal periods, as the non-GAAP measures exclude items that are not considered core to the Company’s operations. In particular, Adjusted EBITDA is a key measure used by the Company to evaluate its performance, and is calculated by the Company in a manner consistent with the definition of Consolidated EBITDA in the Company’s Credit Agreement.

The Company does not intend for any of the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are provided in the tables at the end of this press release.

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global industry leader in providing innovative data-driven specialty solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown. Its flagship product is the SmartFresh™ Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh is currently commercialized in over 40 countries worldwide. For more information, please visit www.agrofresh.com.

Investor Contact

Max Dutcher
FTI Consulting, Inc.
(212) 850-5677
Max.Dutcher@fticonsulting.com

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company’s possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; costs related to the Business Combination and/or related to operating AgroFresh as a stand-alone public company; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	Successor
	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$64,955	$57,765
Accounts receivable, net of allowance for doubtful accounts of $651 and $190, respectively	62,742	71,518
Inventories	23,826	44,176
Other assets	10,099	7,197
Total current assets	161,622	180,656

Property and equipment, net	5,799	4,606
Goodwill	62,079	56,006
Intangible assets, net	815,154	825,056
Deferred income tax assets — noncurrent	30,919	12,278
Other assets	4,784	4,072
Total assets	$1,080,357	$1,082,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$18,204	$13,924
Current portion of long-term debt	4,250	4,250
Income taxes payable	2,695	1,801
Accrued expenses and other current liabilities	60,408	47,595
Total current liabilities	85,557	67,570
Noncurrent liabilities
Long-term debt	405,702	406,286
Other noncurrent liabilities	170,292	164,630
Deferred income tax liabilities — noncurrent	1,001	285
Total liabilities	662,552	638,771

Commitments and contingencies
Stockholders’ equity
Common stock, par value $0.0001; 400,000,000 shares authorized, 50,562,176 and 49,940,548 shares issued and 49,900,795 and 49,528,214 shares outstanding at March 31, 2016 and December 31, 2015, respectively	5	5
Preferred stock; par value $0.0001, 1 share authorized and outstanding	—	—
Treasury stock; par value $0.0001, 661,381 and 412,334 at shares at March 31, 2016 and December 31, 2015	(3,885)	(2,397)
Additional paid-in capital	473,565	472,494
Accumulated deficit	(45,777)	(20,640)
Accumulated other comprehensive loss	(6,103)	(5,559)
Total stockholders' equity	417,805	443,903
Total liabilities and stockholders’ equity	$1,080,357	$1,082,674

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF (LOSS) INCOME
(In thousands, except share and per share data)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Net sales	$28,411	$32,796
Cost of sales (excluding amortization, shown separately below)	23,820	5,007
Gross profit	4,591	27,789
Research and development expenses	4,429	4,583
Selling, general, and administrative expenses	19,666	6,363
Amortization of intangibles	9,899	7,267
Change in fair value of contingent consideration	(3,100)
Operating (loss) income	(26,303)	9,576
Other (expense) income	55	—
Gain on foreign currency exchange	830	—
Interest expense, net	(15,008)	—
(Loss) income before income taxes	(40,426)	9,576
(Benefit) provision for income taxes	(15,289)	7,096
Net (loss) income	$(25,137)	$2,480
Loss per share:
Basic	$(0.51)	—
Diluted	$(0.51)	—
Weighted average shares outstanding
Basic	49,718,153	—
Diluted	49,718,153	—

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Cash flows from operating activities
Net (loss) income	$(25,137)	$2,480
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,059	7,522
Accretion of contingent consideration	7,835	—
Decrease in contingent consideration	(3,100)	—
Stock based compensation	1,071	—
Amortization of inventory fair value adjustment	18,505	—
Amortization of deferred financing costs	557	—
Deferred income taxes	(13,845)	(2,052)
Loss on sales of property	6	—
Other	981	—
Changes in operating assets and liabilities (net of effects of acquisition):
Accounts receivable	8,704	22,594
Inventories	1,845	(2,058)
Prepaid expenses and other current assets	(2,025)	—
Accounts payable	5,724	(740)
Accrued expenses and other liabilities	(2,124)	—
Income taxes payable	894	(41,989)
Other assets and liabilities		(5,585)
Net cash provided by (used in) operating activities	9,950	(19,828)
Cash flows from investing activities
Cash paid for property and equipment	(850)	(77)
Proceeds from sale of property	8	—
Net cash used in investing activities	(842)	(77)
Cash flows from financing activities
Repayment of term loan	(1,062)	—
Repurchase of stock for treasury	(1,488)	—
Cash transfers to/from parent, net	—	19,905
Net cash (used in) provided by financing activities	(2,550)	19,905

Effect of exchange rate changes on cash and cash equivalents	632	—
Net increase in cash and cash equivalents	7,190	—
Cash and cash equivalents, beginning of period	57,765	—
Cash and cash equivalents, end of period	$64,955	$—
Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$6,204	$—
Income taxes	1,691	—

GAAP to Non-GAAP Reconciliations

The following tables set forth reconciliations of the non-GAAP financial measures used in this press release to the most closely comparable GAAP financial measures. See “Non-GAAP Financial Measures” above for more information.
Adjusted EBITDA
The following is a reconciliation between the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure, income (loss) before income taxes:

	Successor	Predecessor
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
GAAP Income (Loss) before income taxes	(40,426)	9,576
Amortization of inventory step-up(1)	18,505	—
Share-based compensation(2)	461	206
Share-based compensation related to severance (6)	610	—
Interest expense(3)	15,008	—
Depreciation and amortization (2)	10,059	7,522
Stand-alone costs(4)	117	—
Research and development cost synergies(5)	—	1,622
Severance related costs(6)	1,758	—
Other non-recurring costs(4)	6,115	—
(Gain) loss on currency translation	(830)	—
Mark-to-market adjustments, net(7)	(3,100)	—
Pro forma deferred revenue(8)	—	(500)
Franchise and state taxes	220	$—
Non-GAAP Adjusted EBITDA	$8,497	$18,426

(1)	The amortization of inventory step-up related to the acquisition of AgroFresh is charged to income based on the pace of inventory usage.

(2)
Expenses incurred during the period added back to EBITDA related to equity compensation, depreciation and amortization largely associated with the asset step-up and other non-recurring expenses incurred during the period.

(3)	Interest paid on the term loan, inclusive of accretion for debt discounts, debt issuance costs and contingent consideration.

(4)	Non-recurring professional fees associated with becoming a stand-alone public company.

(5)	R&D savings related to two projects (Invinsa and IDC).

(6)
Severance costs related to our former Chief Executive Officer, former President, and other personnel, including the net share-based compensation cost due to acceleration of vesting on restricted stock and forfeiture of stock options.

(7)	Non-cash fair value measurement adjustment related to the contingent earn-out liability.

(8)	Deferred revenue associated with a revenue agreement not included in the Business Combination.